Exhibit 10.1

AGREEMENT TO LEASE EXPANSION PREMISES

AND FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE AND AGREEMENT TO LEASE EXPANSION PREMISES (“FIFTH AGREEMENT”) is made and entered into this 10th day of January 2014 by and between WALDEN CENTER LP, a Delaware limited partnership (“Landlord”), and WCI COMMUNITIES LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement (“Lease”) dated November 19, 2010, as amended by the Amendment to Lease Agreement, dated July 11, 2012; and by Second Amendment to Lease Agreement dated April 11, 2013; and by Third Amendment to Lease Agreement, dated April 11, 2013; and by Fourth Amendment To Lease dated September 19th, 2013 pursuant to the terms of which Landlord has agreed to lease Tenant certain premises, located at 24301 Walden Center Drive, Bonita Springs, Florida;

WHEREAS, Tenant is currently occupying all of the second floor (17,041 rentable square feet), “the second floor portion” and a portion of the first floor (2,353 rentable square feet), “the first floor portion” and a portion of the third floor (6,293 rentable square feet),’ the third floor portion” for a total of 25,687 rentable square feet;

WHEREAS, the Tenant wishes to Lease in aggregate, 2,731 rentable square feet of additional premises situated in three different locations, namely (i) on the first floor in the Building comprising approximate_816_rentable square feet situated immediately contiguous to the existing first floor portion of the Premises , and (ii) on a portion of the third floor in the Building comprising approximately 1787 rentable square feet situated on the north side of the third floor and immediately adjacent to the westerly side of the existing portion of the third floor Premises ‘ the third floor north portion’ and (iii) on a portion of the third floor in the Building comprising approximately 128 rentable square feet situated immediately adjacent to north of the existing kitchen area on the third floor; such additional premises shall be collectively referred to hereinafter as the “Expansion Premises” and are shown cross-hatched in black lines on Schedule ‘A’ attached ; and

WHEREAS, Landlord and Tenant desire to amend the Lease to increase the square footage of the Premises to include the Expansion Premises and to set out the terms and conditions upon which the Tenant and Landlord have agreed will apply to such Expansion Premises.

A.	EXPANSION PREMISES TERMS AND CONDITIONS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding anything to the contrary contained in the Lease, each of the Landlord and Tenant agree that the following terms and conditions shall apply to the Expansion Premises it is hereby agreed that the following terms and conditions will apply to the Expansion Premises:

1.) Term, occupancy and commencement date:

The Tenant shall be permitted to occupy the Expansion Premises upon the later of (i) February 1, 2014 or (ii) substantial completion of all work being done to the Expansion Premises according to approved drawings and specifications, (iii) the date of issuance of an occupancy permit by local governing authorities, if required. The term of the lease for the Expansion Premises shall run contemporaneously with the Term of the Lease.

2) As-is Basis;

The Tenant shall accept the Premises on ‘an as-is’ ‘where-is’ basis whereby the Landlord shall not be required to undertake any work whatsoever in any portion of the Expansion Premises, whether requested or required by or on behalf of the Tenant or by any governmental authority having jurisdiction over building codes, fire and safety regulations or work permits or other matters pertaining to occupancy by the Tenant . The Tenant shall, at its sole expense, carry out all work that it be required to ready the Expansion Premises fit for occupancy by the Tenant , including without limitation , preparation of suitable ( in the Landlord’s sole opinion) design and working drawings and specifications that correctly reflect all such work including changes or modifications that may be made to the Buildings HVAC , mechanical and electrical systems inside and outside of the Expansion Premises. The Tenant agrees to submit all such drawings and specs to the Landlord for its approval prior to proceeding with the application process, if required , or commencement of any work. All contractors must be approved by the Landlord before commencing with any work or designs.

3) No Representations or Warranty as to Requirements for Permits;

As of the date hereof, the Landlord makes no warranty or representation as to whether governmental authorities having jurisdiction thereof will or will not require a building permit in order for Tenant to occupy any portion of the Expansion Premises. Tenant shall assume full responsibility for compliance, if required.

4) Gross Rent;

Tenant agrees to pay Landlord, on 2,731 rentable square feet, “all-in” gross rent (“Rent”), for the remainder of the Initial Term of the Lease, at the rate of $14.00 per square foot, plus applicable sales tax. Tenant is not responsible for any Common Area Maintenance or costs related thereto. Rent shall be due and payable, in advance, in equal monthly installments of $3,186.16, commencing on the date Tenant takes occupancy, or January 15, 2015, whichever occurs first, and continuing on the first day of each calendar month thereafter during the Initial Term. Rent for periods of less than one full month will be pro-rated on a daily basis.

5) All other Terms and Conditions;

All other terms and conditions applicable to the Expansion Premises shall apply MUTATIS MUTANDIS to the terms and conditions of the Lease between Landlord and Tenant dated November 19, 2010 as amended.

B.	LEASE AMENDING AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding anything to the contrary contained in the Lease, it is hereby agreed that the Lease be amended as follows:

Section 1 of the Lease is hereby deleted and replaced with the following:

“Section 1. DESCRIPTION OF PROPERTY

Landlord is the owner of that certain office building located at 24301 Walden Center Drive, Bonita Springs, Florida 34134, and commonly known as Walden Center at Pelican Landing (“Building”). Landlord hereby leases to Tenant 3,169 rentable square feet on the first floor, the entire second floor having 17,041 rentable square feet, and 8,208 rentable square feet on the third floor, for an aggregate total of 28,418 rentable square feet (“Premises”).”

Section 35 a of the Lease is hereby deleted and replaced with the following:

a. The provisions on this Section 35 shall apply only to the 3,169 rentable square feet on the first (1st) floor, and the 8,208 rentable square feet on the third (3rd) floor, of the Building. At any time hereafter, Landlord shall have the right to substitute for the first and the third floor Premises, then being leased hereunder (“Existing Premises”), other premises within the building herein (“New Premises”), provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant. Landlord agrees that any Leasehold Improvements applicable to the Existing Premises under the Lease shall be performed and/or installed by Landlord in the New Premises.’

ALL OTHER terms and conditions of the Lease shall remain in full force and effect and will not be altered in any manner.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written

WITNESSES:
LANDLORD:
/s/ Linda Giarratano
Signature	WALDEN CENTER LP
a Delaware limited partnership
Linda Giarratano
Printed Name	By:	/s/ David Carr
David Carr

	Its:	Chief Financial Officer, Chandelle
Ventures, Inc., its general partner
/s/ Tencha Sanchez
Signature

Tencha Sanchez
Printed Name

WITNESSES:
TENANT:
/s/ Deborah Atrozskin
Signature	WCI COMMUNITIES LLC.
a Delaware limited liability company
Deborah Atrozskin
Printed Name	By:	/s/ John McGoldrick

	Its:	Senior Vice President
/s/ Don Lozowski
Signature

Don Lozowski
Printed Name

SCHEDULE A
Page 1 of 2

ELEV
ELEV
ELETRICAL
SUITE 100
1652 sq. ft.

USEABLE AREA 174 sq. ft.
LEASABLE AREA 189 sq. ft.

USEABLE AREA 254 sq. ft.
LEASABLE AREA 276 sq. ft.

TOTAL USEABLE AREA 7053 sq. ft.

TOTAL RENTABLE AREA 7662 sq. ft.

USEABLE AREA 217 sq. ft.
LEASABLE AREA 236 sq. ft.

USEABLE AREA 750 sq. ft.
LEASABLE AREA 816 sq. ft.

SCHEDULE A

Page 2 of 2

ELEVATOR LOBBY
MECHANICAL ROOM
COMMON AREA
ELEV
ELEV

USEABLE AREA 15494 sq. ft.

RENTABLE AREA 16046 sq. ft.